As filed with the Securities and Exchange Commission on June 7, 2013

File No. 001-35833

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form 10

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of

The Securities Exchange Act of 1934

Archeo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-1222144
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

520 Pike Street, Suite 2000 Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 331-3300

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B Common Stock, par value $0.01 per share	The NASDAQ Stock Market, LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN ITEMS OF FORM 10 AND THE ATTACHED INFORMATION STATEMENT.

Item 1. Business.

The information required by this item is contained under the sections “Summary,” “Business,” “Available Information” and “Archeo, Inc. Combined Financial Statements” of the Information Statement attached hereto as Exhibit 99.1 (the “Information Statement”). Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections “Summary,” “Selected Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section “Business — Properties” of the Information Statement. That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the sections “Summary” and “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. Those sections are incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section “Corporate Governance and Management” of the Information Statement. That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections “Executive Compensation” and “Corporate Governance and Management” of the Information Statement. Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions” and “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section “Business — Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Risk Factors,” “The Distribution,” “Dividend Policy,” “Business,” “Corporate Governance and Management” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

On October 17, 2012, in connection with the incorporation of Archeo, Inc., Marchex, Inc. acquired (i) 100 shares of Class A Common Stock, par value $0.01 of Archeo, Inc. for an aggregate purchase price of $100.00, and (ii) 100 shares of Class B Common Stock, par value $0.01 of Archeo, Inc. for an aggregate purchase price of $100.00.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections “The Distribution” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section “Indemnification of Directors and Officers” of the Information Statement. That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections “Selected Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Archeo, Inc. Combined Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The information required by this item is contained under the section “Archeo, Inc. Combined Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

(b) Exhibits.

The following documents are filed as exhibits hereto:

Exhibit No.	Description
2.1*	Distribution Agreement between Marchex. Inc. and Archeo, Inc.

2.2	Form of Contribution Agreement among Marchex, Inc. (or affiliates) and Archeo, Inc. (or affiliates).

3.1**	Certificate of Incorporation of Archeo Digital, Inc.

3.2**	Certificate of Amendment to the Certificate of Incorporation of Archeo Digital, Inc.

3.3*	Form of Amended and Restated Certificate of Incorporation (as in effect immediately prior to Distribution) of Archeo, Inc.

3.4**	By-Laws of Archeo, Inc.

8.1*	Form of Tax Opinion of DLA Piper LLP (US).

10.1	Form of Support Services Agreement between Marchex, Inc. and Archeo, Inc.

10.2*†	2013 Archeo, Inc. Stock Incentive Plan.

10.3*†	2013 Archeo, Inc. Employee Stock Purchase Plan.

10.4*+	Amendments No. 1 and 2 to the Advertising Distribution Agreement, effective as of December 19, 2011 and March 20, 2012, respectively, by and between Yellowpages.com LLC d/b/a AT&T Interactive, Marchex, Inc. and Marchex Sales, LLC (formerly Marchex Sales, Inc.) and related Advertising Distribution Agreement, effective as of January 1, 2011 by and between Yellowpages.com LLC d/b/a AT&T Interactive, Marchex, Inc. and Marchex Sales, LLC (formerly Marchex Sales, Inc.).

10.5*+	Global Directory Services Agreement, effective as February 1, 2013, by and between hibu, Inc. (formerly Yellowbook, Inc.), Marchex, Inc. and Marchex Sales, LLC (formerly Marchex Sales, Inc.).

10.6*+	Amendment No. 1 and Extension Letter to the Services Agreement, effective as of April 1, 2011, and September 10, 2012, respectively, between Google, Inc., Marchex, Inc., Marchex Sales, LLC (formerly Marchex Sales, Inc.) and Marchex International Ltd. and related Service Agreement, effective as of September 1, 2010, by and between Google, Inc., Marchex, International Ltd. and Marchex Sales, LLC (formerly Marchex Sales, Inc.).

21.1*	Subsidiaries of the Registrant.

99.1	Preliminary Information Statement dated June 7, 2013.

*	To be filed by amendment.
**	Previously filed on March 14, 2013
†	Management contract or compensatory plan or arrangement.
(+)	It is anticipated that certain information in this agreement will be omitted and filed separately with the Securities and Exchange Commission and that confidential treatment will be requested with respect to the omitted portions.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHEO, INC.

By:	/s/ Russell C. Horowitz
Name:	Russell C. Horowitz
Title:	Chairman and Chief Executive Officer

Dated: June 7, 2013